As filed with the Securities and Exchange Commission on June 24, 2013

Registration No. 333-82081

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FLOWSERVE CORPORATION

(Exact name of registrant as specified in its charter)

New York	31-0267900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300

Irving, Texas 75039

(Address of Principal Executive Offices, Including Zip Code)

Flowserve Corporation Retirement Savings Plan

(Full titles of the plans)

Carey A. O’Connor

Senior Vice President, General Counsel and Secretary

Flowserve Corporation

5215 N. O’Connor Blvd., Suite 2300

Irving, Texas 75039

(Name and address of agent for service)

(972) 443-6500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE TO POST-EFFECTIVE AMENDMENT NO. 1

On June 24, 2013, Flowserve Corporation (the “Registrant”) effected a three-for-one stock split of the Registrant’s Common Stock, pursuant to which each outstanding share of Common Stock was subdivided into three (3) shares of Common Stock (the “Stock Split”).

Pursuant to Rule 416(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant hereby amends its Registration Statement on Form S-8 (Registration No. 333-82081), filed on July 1, 1999 (the “Prior Registration Statement”), to reflect that, as a result of the Stock Split, the number of shares of Common Stock registered for issuance under the Flowserve Corporation Retirement Savings Plan (the “Plan”) increased from 2,000,000 to 6,000,000. The Prior Registration Statement is further amended to reflect that, in accordance with Rule 416(a) of the Securities Act, the number of shares registered shall include such additional shares that may be offered or issued from time to time pursuant to such Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.

INCORPORATION BY REFERENCE

The contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-82081), filed on July 1, 1999, are incorporated by reference in this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-82081 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on June 24, 2013

FLOWSERVE CORPORATION

By:	/S/ MARK A. BLINN
Mark A. Blinn
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark A. Blinn and Carey A. O’Connor, and each of them with full power to act without the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Post-Effective Amendment No. 1 to the Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ JAMES O. ROLLANS James O. Rollans	Non-Executive Chairman of the Board of Directors	June 24, 2013

/S/ MARK A. BLINN Mark A. Blinn	President, Chief Executive Officer and Director (Principal Executive Officer)	June 24, 2013

/S/ MICHAEL S. TAFF Michael S. Taff	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 24, 2013

/S/ GAYLA J. DELLY Gayla J. Delly	Director	June 24, 2013

/S/ ROGER L. FIX Roger L. Fix	Director	June 24, 2013

/S/ JOHN R. FRIEDERY John R. Friedery	Director	June 24, 2013

Signature	Title	Date

/S/ JOE E. HARLAN Joe E. Harlan	Director	June 24, 2013

/S/ RICK J. MILLS Rick J. Mills	Director	June 24, 2013

/S/ CHARLES M. RAMPACEK Charles M. Rampacek	Director	June 24, 2013

/S/ DAVID E. ROBERTS David E. Roberts	Director	June 24, 2013

/s/ William C. Rusnack William C. Rusnack	Director	June 24, 2013

Pursuant to the requirements of the Securities Act, the Plan has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf, by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 24th day of June, 2013.

THE PENSION AND INVESTMENT COMMITTEE

FLOWSERVE CORPORATION RETIREMENT SAVINGS PLAN

By:	/S/ JUDITH A. WARREN
Judith A. Warren Pension and Investment Committee Member

INDEX TO EXHIBITS

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney (included in the signature page hereto).